POWER OF ATTORNEY
The undersigned, a director and/or officer of Macy’s, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Tracy M. Preston, Wendy A. Beadles, Steven R. Watts and Christopher M. Kelly, or any of them, my true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution (individually, a "Designee," and collectively, the "Designees"), to (i) execute and file on the undersigned's behalf a Form ID and all Forms 3, 4, 5 and 144 (including any amendments thereto) with the Securities and Exchange Commission (the "Commission") relating to the undersigned's ownership of or transactions in securities of the Company as such filings are required pursuant to Section 16(a) of the Securities and Exchange Act of 1934 and Rule 144 of the Securities Act of 1933, and (ii) to execute on the undersigned's behalf any seller's representation letter that may be required to be submitted to the broker handling any sale of the Company's securities for the benefit of the undersigned.  The authority of each such Designee (or substitute or resubstitute) under this Power of Attorney shall continue until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with regard to the undersigned's ownership of or transactions in any such securities unless earlier revoked in a writing filed with the Commission.  The undersigned acknowledges that neither the Company nor any of the Designees shall be responsible for any of the information furnished to the Company or any of the Designees by the undersigned for inclusions in any such filings or representation letters or as to the timing of any such filings (except in the case of the Company only and then only to the extent provided in the written procedures of the Company from time to time in effect specifically relating to such filings), or with respect to the requirements of Section 16(b) of the Securities Exchange Act of 1934 or Rule 144 of the Securities Act of 1933.

    /s/ Robert B. Chavez
    Robert B. Chavez

Dated:  February 2, 2025